EXHIBIT 32.1

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of RCMW Group, Inc. (the “Company”) certifies to his knowledge that:

(1)     The Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended January 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in that Form 10-Q/A fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Michael D. Shenher

(Michael D. Shenher)
Chief Executive Officer

March 29, 2021

Date

A signed original of this written statement required by Section 906 has been provided to RCMW Group, Inc. and will be retained by RCMW Group, Inc. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.